UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2006

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700
Santa Monica, California	90401
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into a Material Definitive Agreement.

A.  The Macerich Company 2006 Long-Term Incentive Plan

On October 25, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Macerich Company (the “Company”) approved pursuant to the Company’s 2003 Equity Incentive Plan, as amended, the terms of The Macerich Company 2006 Long-Term Incentive Plan (the “2006 LTIP”), a long-term incentive compensation program.  The purpose of the 2006 LTIP is to further align the interests of the Company’s stockholders and management by encouraging the Company’s senior officers to create stockholder value in a “pay for performance” structure.

Under the 2006 LTIP, each award recipient is issued limited partnership interests in the form of a new class of units of The Macerich Partnership, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all its business.  We refer to these equity interests in the Operating Partnership as “LTIP Units.”  On October 26, 2006 the Board approved, on behalf of the Company in its capacity as sole general partner of the Operating Partnership, an amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership in order to establish the terms of the LTIP Units, which are structured to qualify as “profits interests” for federal income tax purposes.  Accordingly, LTIP Units initially will not have full parity, on a per unit basis, with the Operating Partnership’s common units (each, a “Common Unit”) with respect to liquidating distributions.  Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the Common Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into Common Units.  LTIP Units that have been converted into Common Units and have become vested are redeemable by the holder for shares of common stock of the Company (each, a “REIT Share”) on a one-for-one basis or the cash value of such shares, at the Company’s election.

Under the terms of the 2006 LTIP, LTIP Units are subject to performance-based vesting over a three-year measurement period ending December 31, 2009.  LTIP Units are issued prior to the determination of performance-based vesting, but remain subject to forfeiture to the extent that less than the full number of LTIP Units awarded becomes vested over the three-year performance measurement period.  The LTIP Units will vest based on the percentile ranking of the Company in terms of total return to stockholders (the “Total Return”) per REIT Share relative to the Total Return of a group of 29 peer REITs (the “Peer REITs”), as measured at the end of each year (2007, 2008 and 2009) of the three year measurement period (each, a “Vesting Year”).

The vesting of the LTIP Units occurs in two cumulative stages.  In the first stage, following the end of each Vesting Year, the Committee will determine the performance of the Company and each of the Peer REITs for the applicable Vesting Year and, depending on the Company’s Total Return relative to the Total Return of the Peer REITs, vesting of the LTIP Units will occur as follows:

Company’s Percentile Ranking	Vesting
Less than 50%	0%
Equal to or greater than 50% and less than 60%	20%
Equal to or greater than 60% and less than 70%	33%
Equal to or greater than 70%	50%

The second stage of vesting of the LTIP Units occurs at the end of the three year vesting period or earlier in the event of a change of control or qualified termination of employment (the “Final Vesting Date”).  The Committee will determine the performance of the Company and each of the Peer REITs for the entire three year period (or the entire period beginning on January 1, 2007 and ending on the Final Vesting Date, if shorter) and perform the following calculation: if (1) for the entire vesting period the Company’s Total Return is at or above the 40th  percentile of the Total Return of the Peer REITs, but below the 60th percentile, and (2) less than 50% of the award recipient’s LTIP Units have become vested in the aggregate in the first stage, then that number of additional LTIP Units will vest as of the Final Vesting Date which is sufficient to bring the number of vested LTIP Units to 50% of the award recipient’s total LTIP Units; if (A) for the entire vesting period the Company’s Total Return is at or above the 60th percentile of the Total Return of the Peer REITs, and (B) less than 100% of the award recipient’s LTIP Units have become vested in the aggregate in the first stage, then that number of additional LTIP Units will vest as of the Final Vesting Date which is sufficient to bring the number of vested LTIP Units to 100% of the award recipient’s total LTIP Units.

Assuming performance-based vesting occurs as described above, vesting of LTIP Units is also conditioned upon the award recipient remaining an employee of the Company through the applicable vesting dates.  The date of measurement of performance, both for phase one and phase two vesting, will be accelerated in the event of a change of control of the Company or termination of the award recipient’s service relationship with the Company under specified circumstances, including death, disability and termination by the Company without cause.

The 2006 LTIP provides that regular and other non-liquidating distributions will be made with respect to the LTIP Units, both vested and unvested, from the date of their issuance to the award recipient.  Distributions will be in the same amount and at the same time as those made with respect to Common Units, which is equal to the regular dividends and other distributions paid on an equal number of REIT Shares.  At the end of the vesting period and upon the final determination of performance-based vesting, distributions will continue to be made only to the extent that the LTIP Units have become vested.  All unvested LTIP Units will be forfeited as of the Final Vesting Date.

On October 26, 2006, awards were granted under the 2006 LTIP to four executive officers of the Company.  The number of LTIP Units to be awarded are as follows: Arthur M. Coppola, President and Chief Executive Officer, 85,335 LTIP Units; Edward C. Coppola, Senior Executive Vice President and Chief Investment Officer, 49,779 LTIP Units; Richard A. Bayer, Executive Vice President and Chief Legal Officer, 37,927 LTIP Units; and Thomas E. O’Hern, Executive Vice President and Chief Financial Officer, 42,668 LTIP Units.  The number of such LTIP Units that will actually become vested depends on the Company’s performance over the three-year performance period.

B.  Management Continuity Agreements

On October 26, 2006, the Board, based on the recommendation of the Committee, approved a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O’Hern and Bayer (together with Mr. A. Coppola’s management continuity agreement, the “Continuity Agreements”).  The Continuity Agreements provide change of control benefits for each such executive officer consistent with current industry practice.  The Continuity Agreements provide that if within two years following a change of control (the “Protected Period”) the executive officer’s employment is terminated for no reason or any reason other than cause, death or disability or by the executive for good reason, such executive officer will be entitled to receive an amount equal to three times the sum of (1) the executive’s base salary and (2) the amount of the highest cash and stock portion of the executive’s annual incentive bonus (which shall include any supplemental or special cash and/or stock bonus) awarded for each of the three preceding fiscal years (the “Bonus Amount”).  In addition, the executive will receive all accrued obligations, including a pro rata share of the Bonus Amount.  The Bonus Amount shall also include (i) any cash portion of an incentive bonus which the executive has elected to convert into shares of restricted stock or stock units under the Company’s restricted stock bonus program or other comparable, optional stock-in-lieu of cash benefit programs and (ii) the value of any outstanding LTIP Units that vest during the applicable year as provided in any LTIP award agreement.  The Company will also continue welfare benefits for the executive officer and his family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control until up to the third anniversary of the termination date.

“Good reason” generally includes the assignment to the executive of any duties inconsistent in any respect with the executive’s position, authority, duties or responsibilities or any other diminution in such position, reduction in base salary, change of location, material modification of bonus, benefit plans or fringe benefits or material breach of the Continuity Agreement by the Company.  “Change of control” generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in the Board of Directors or with limited exceptions the acquisition of 33% or more of the Company’s outstanding shares of Common Stock or voting securities by any person.

Upon a change of control, the Continuity Agreements further provide that any shares of restricted stock or stock units held by the executive that remain unvested shall immediately vest and any unvested stock options held by the executive shall vest in full and be immediately exercisable.  Any such stock options shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option and (2) one year after the date on which the change of control occurs.

In addition, the Continuity Agreements provide that if any payment by the Company to or for the benefit of the executive (whether pursuant to the terms of the Continuity Agreement or otherwise) would be subject to an excise tax imposed under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) or any interest or penalties with respect thereto (the “Excise Tax”), then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax.  The executive will not receive this gross-up payment if the parachute value of all such payments does not exceed 110% of an amount equal to 2.99 times the executive’s “base amount” (the “Safe Harbor Amount”).  In such event, the amounts payable under the Continuity Agreement shall be reduced so that the parachute value of all payments to the executive, in the aggregate, equals the Safe Harbor Amount.

Under the Continuity Agreements, each executive has agreed to certain covenants, including confidentiality and non-solicitation for two years.

Item 1.02               Termination of a Material Definitive Agreement.

On October 26, 2006, the Board, based on the recommendation of the Committee, approved the termination of certain outstanding employment agreements with certain of its executive officers.

The Company’s employment agreements with Messrs. Mace Siegel, Chairman, A. Coppola, Dana Anderson, Vice Chairman, E. Coppola, O’Hern and Bayer were terminated effective October 26, 2006.  These employment agreements provided for various compensatory benefits, including minimum annual base salaries. The agreements also provided for various payments to the executive officer or his beneficiaries in the event of his death, disability or termination of employment.  The Board and Committee believed that in light of the lengthy service of each executive officer with the Company and the concurrent approval of the Continuity Agreements, employment agreements were no longer necessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on October 31, 2006.

THE MACERICH COMPANY

By: RICHARD A. BAYER

/s/ Richard A. Bayer
Executive Vice President,
Chief Legal Officer
and Secretary